SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

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eBay Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
DANIEL A. NINIVAGGI
JONATHAN CHRISTODORO
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On March 18, 2014, Carl C. Icahn issued the attached open letter to shareholders of eBay Inc.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF EBAY INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF EBAY INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY CARL C. ICAHN WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 2014 (THE “SCHEDULE 14A”). EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN EBAY INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF EBAY INC. AS DISCLOSED IN THE SCHEDULE 14A.

FOR IMMEDIATE RELEASE

CARL ICAHN ON EBAY AND LIONS GATE:
“EVENTUALLY THE TRUTH WILL OUT!”

New York, New York, March 18, 2014 – Today Carl C. Icahn released the following open letter to stockholders of eBay Inc.:

Little did I know when I wrote on March 12th that “NOTHING STAYS BURIED FOR LONG” how quickly those words would turn out to be prophetic. On March 13, 2014, the SEC charged Lions Gate Entertainment Corp. with failing to fully and accurately disclose to investors a key aspect of its effort to thwart our 2010 takeover bid and Lions Gate agreed to pay $7.5 million and admit wrongdoing to settle the SEC’s charges.1 “Lions Gate withheld material information just as its shareholders were faced with a critical decision about the future of the company,” said Andrew J. Ceresney, director of the SEC’s Division of Enforcement.

I believe this long overdue vindication of our claims highlights just how far companies and their “defense” counsellors are willing to go in order to prevent stockholders from having a voice in the boardroom and “interfering” with management. As Forbes stated: “It isn’t easy to defeat Icahn and on Thursday Lions Gate Entertainment admitted that in order to beat him, the company had committed some wrongdoing.”2 It seems that nothing is out of bounds these days – including crossing clear legal boundaries into lying, cheating and, as we have seen in some highly public cases, even conduct not much different than outright theft – when management feels threatened by stockholders who are not satisfied with the choice of either accepting the status quo or voting with their feet. And there also seems unfortunately to be no shortage of “advisors” willing to breach ethical standards to devise and bless these schemes for management.

Which brings me to the case of eBay. While the board and its advisors may try to use tricks and technicalities to keep documentary evidence of malfeasance out of the hands of stockholders, I believe that ultimately truth will win out. It may not be in time for this year’s annual meeting and it may even take years, but I believe that we will ultimately be successful in forcing eBay to come clean with its stockholders and disclose publicly all documents relating to the Skype affair, only some of the sordid details of which we recently exposed. And when that day comes, I believe that eBay, CEO John Donahoe, director Marc Andreessen and Chairman and founder Pierre Omidyar will be forced to recant their statements that my claims were “false and misleading.”

The Skype debacle represents in my mind a complete and utter breakdown in the system of checks and balances that a properly functioning board should provide and proves to me that new blood is needed in the boardroom immediately. Sadly, it is not the only example of poor judgment on the part of eBay’s board of directors – who refer to themselves as “world class.” Maybe I’m missing it. What exactly is “world class” about being a large stockholder of a direct competitor and interfering, as alleged by the Department of Justice, with eBay’s hiring practices on behalf of said direct competitor (current board nominee, Scott Cook)? What exactly is “world class” about participating in a consortium that buys assets from the company and flips them for a quick and massive profit (current board member, Marc Andreessen)? What exactly is “world class” about failing, as alleged by the SEC, to take steps to ensure that the accounting for stock options was proper and agreeing to disgorgement and civil penalties amounting to over $3.5 million (current board nominee, Fred Anderson)?

eBay’s board has stated that our director nominees are “not qualified candidates.” Why are they not qualified? Let’s compare them to the individuals currently serving on the board. Our nominees have not been accused of improprieties by the Department of Justice or the Securities and Exchange Commission. Can the same be said for the sitting directors? Our nominees will not have massive investments in direct competitors. Can the same be said for the sitting directors? Though I cannot predict the future, I am comfortable assuring stockholders that our nominees will not buy assets from eBay and flip them for a quick profit. Can the same be said for the sitting directors?

The question of whether eBay and PayPal should be separated is now legitimately before the stockholders and is being debated by many in the media and academia. Maybe our proposal will garner majority stockholder support and maybe it will not. But I believe that if it is left as a division of eBay, PayPal may well go the way of other former technology greats such as Blackberry, Dell, Eastman Kodak, Polaroid, Nintendo, Xerox, Sony, Palm, and AOL – the same way that Motorola Mobility may have gone had we not been able to convince Motorola’s board to bring in a new CEO and separate the companies – ultimately resulting in a sale to Google. Sadly in our opinion and the opinion of others eBay does not have years to wait.

THE TIME FOR CHANGE IS NOW!

Stockholders, please stay tuned. We are looking forward to sharing with you our business rationale for separating PayPal from eBay. Thank you for your continued support.

Sincerely,

Carl C. Icahn

Follow me on twitter: @Carl_C_Icahn

#notworldclass                                           #spinpaypalnow

Contact: Susan Gordon: (212) 702-4309

If you have questions or need assistance in voting your shares, please call:

Georgeson
480 Washington Blvd, 26th Floor
Jersey City, NJ  07310
(Toll Free) (888) 497-9677
E-mail: spinpaypalnow@georgeson.com

THIS LETTER INCLUDES INFORMATION BASED ON DATA FOUND IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INDEPENDENT INDUSTRY PUBLICATIONS AND OTHER SOURCES. ALTHOUGH WE BELIEVE THAT THE DATA IS RELIABLE, WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS PRESENTATION. MANY OF THE STATEMENTS IN THIS PRESENTATION REFLECT OUR SUBJECTIVE BELIEF.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF EBAY INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF EBAY INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY CARL C. ICAHN WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 2014 (THE “SCHEDULE 14A”). EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN EBAY INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF EBAY INC. AS DISCLOSED IN THE SCHEDULE 14A.

1 See the SEC’s press release here: http://www.sec.gov/News/PressRelease/Detail/PressRelease/1370541123111; and the SEC’s cease-and-desist order here: http://www.sec.gov/litigation/admin/2014/34-71717.pdf.

2 Nathan Vardi, Lions Gate Admits, To Beat Carl Icahn, It Committed Wrongdoing, Settles SEC Charges, Forbes.com, March 13, 2014.